Exhibit 99.1

Press Release

July 27, 2023

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported second quarter 2023 net income of $5.9 million, or $0.35 per diluted common share, compared to first quarter 2023 net income of $7.8 million, or $0.47 per diluted common share, and second quarter 2022 net income of $12.7 million, or $0.75 per diluted common share. On July 26, 2023, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on August 23, 2023, to stockholders of record on August 9, 2023.

David Nelson, President and Chief Executive Officer of the Company, commented, “The unprecedented size and pace of the Federal Reserve’s interest rate increases in the last year and the resulting inverted yield curve have had a dramatic impact on our deposit base and cost of funds. Our deposit and funding mix has changed as depositors react to intense short-term rate competition and utilize accumulated cash for business operations. The resulting increase in our cost of funds has outpaced the repricing benefits in loans and investments, leading to a decline in our net interest income and net interest margin.”

David Nelson added, “Our credit quality continues to be pristine. We had one loan past due more than 30 days at the end of the second quarter. This is the first time in two years that we have had a loan more than 30 days past due at quarter-end. We have one loan on nonaccrual status and a total of $536 thousand in loans on our watch and classified loan list. We remain diligent in monitoring and managing our credit risk in light of future economic uncertainty and the volatile interest rate environment. Our capital position is strong and we remain focused on delivering high quality services and products through our successful relationship based business model.”

Second Quarter 2023 Financial Highlights

	Quarter Ended June 30, 2023	Six Months Ended June 30, 2023
Net income (in thousands)	$5,862	$13,706
Return on average equity	11.03%	12.90%
Return on average assets	0.64%	0.76%
Efficiency ratio (a non-GAAP measure)	62.83%	58.91%
Nonperforming assets to total assets	0.01%	0.01%

Second Quarter 2023 Compared to First Quarter 2023 Overview

•Loans increased $50.9 million in the second quarter of 2023, or 7.4 percent annualized.

•No provision for credit losses was recorded in either the second quarter of 2023 or the first quarter of 2023.

•The allowance for credit losses to total loans was 1.00 percent at June 30, 2023, compared to 1.01 percent at March 31, 2023.

•There was one loan with a balance of $229 thousand that was greater than 30 days past due at June 30, 2023. This loan is guaranteed by the SBA. For the seven consecutive quarter-ends prior to June 30, 2023, there were no loans greater than 30 days past due. Nonaccrual loans at June 30, 2023 consisted of one loan with a balance of $309 thousand.

•Commercial real estate loans totaling $52.6 million were upgraded and removed from the watch list during the second quarter of 2023. These loans related to one borrowing relationship that had been downgraded during the COVID-19 pandemic. The upgrade resulted from the borrowers’ ability to return to normal operations and financial performance for an extended period of time.

•Deposits increased $37.9 million in the second quarter of 2023. Brokered deposits totaled $230.7 million at June 30, 2023, compared to $234.2 million at March 31, 2023, a decrease of $3.5 million. Excluding brokered deposits, deposits increased $41.4 million, or 1.6 percent, during the second quarter of 2023. As of June 30, 2023, estimated uninsured deposits, which excludes deposits in the IntraFi® reciprocal network, brokered deposits and public funds protected by state programs, were approximately 27.5 percent of total deposits.
•The efficiency ratio (a non-GAAP measure) was 62.83 percent for the second quarter of 2023, compared to 55.34 percent for the first quarter of 2023. The increase in the efficiency ratio is primarily the result of the decline in tax equivalent net interest income and an increase in salaries and employee benefits.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.02 percent for the second quarter of 2023, compared to 2.23 percent for the first quarter of 2023. Net interest income for the second quarter of 2023 was $17.3 million, compared to $18.7 million for the first quarter of 2023. The rising cost of deposits and borrowed funds and the change in mix of funding has increased interest expense faster than the increase in interest income from loan repricing and loan originations.
•The tangible common equity ratio was 5.90 percent at June 30, 2023, compared to 5.99 percent at March 31, 2023.

Second Quarter 2023 Compared to Second Quarter 2022 Overview

•Loans increased $233.9 million at June 30, 2023, or 9.1 percent, compared to June 30, 2022.
•Deposits decreased $6.1 million at June 30, 2023, compared to June 30, 2022. Included in deposits were brokered deposits totaling $230.7 million at June 30, 2023, compared to $196.5 million at June 30, 2022. The decline in deposits was primarily attributable to customers using their own liquidity to fund business transactions, instead of incurring debt, and customers seeking higher yielding investment options.
•Borrowed funds increased to $593.9 million at June 30, 2023, compared to $388.8 million at June 30, 2022. The increase included $135.0 million in FHLB advances associated with long-term interest rate swaps and $51.1 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 62.83 percent for the second quarter of 2023, compared to 41.96 percent for the second quarter of 2022. Tax-equivalent net interest income decreased in the second quarter of 2023 compared to the second quarter of 2022, primarily due to the increased cost of deposits and borrowed funds. Additionally, salaries and employee benefits increased due to wage increases in response to market conditions and competition in retaining and recruiting talent and increases in full-time equivalent employees with growth in our commercial banking team and information technology department.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.02 percent for the second quarter of 2023, compared to 2.93 percent for the second quarter of 2022. Net interest income for the second quarter of 2023 was $17.3 million, compared to $24.2 million for the second quarter of 2022. In 2022 and 2023, the rising cost of deposits and borrowed funds and the change in mix of funding has increased interest expense faster than the increase in interest income from loan repricing and loan originations.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, July 27, 2023. The telephone number for the conference call is 833-470-1428. The access code for the conference call is 716035. A recording of the call will be available until August 10, 2023, by dialing 866-813-9403. The replay access code is 518749.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards (including as a result of the implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; changes in legal and regulatory requirements, limitations and costs including in response to the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; talent and labor shortages; the new 1 percent excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Assets
Cash and due from banks	$29,776	$21,579	$24,896	$58,342	$26,174
Interest-bearing deposits	1,968	901	1,643	1,049	766
Securities available for sale, at fair value	645,091	665,358	664,115	671,752	731,970
Federal Home Loan Bank stock, at cost	22,488	22,226	19,336	18,350	15,532
Loans	2,807,075	2,756,185	2,742,836	2,614,145	2,573,129
Allowance for credit losses	(27,938)	(27,941)	(25,473)	(25,418)	(25,434)
Loans, net	2,779,137	2,728,244	2,717,363	2,588,727	2,547,695
Premises and equipment, net	66,683	59,565	53,124	44,592	41,807
Bank-owned life insurance	43,328	44,830	44,573	44,318	44,072
Other assets	90,084	82,240	88,168	90,387	66,775
Total assets	$3,678,555	$3,624,943	$3,613,218	$3,517,517	$3,474,791

Liabilities and Stockholders’ Equity
Deposits	$2,836,325	$2,798,393	$2,880,408	$2,822,847	$2,842,451
Federal funds purchased and other short-term borrowings	184,150	229,290	200,000	204,500	133,000
Other borrowings	409,736	350,921	285,855	255,789	255,751
Other liabilities	31,218	29,347	35,843	35,617	27,400
Stockholders’ equity	217,126	216,992	211,112	198,764	216,189
Total liabilities and stockholders’ equity	$3,678,555	$3,624,943	$3,613,218	$3,517,517	$3,474,791

	For the Quarter Ended
AVERAGE BALANCES	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Assets	$3,645,651	$3,617,458	$3,511,717	$3,475,894	$3,503,686
Loans	2,783,463	2,745,381	2,649,671	2,579,862	2,537,152
Deposits	2,854,945	2,846,926	2,901,928	2,864,648	3,002,535
Stockholders’ equity	213,177	215,391	199,947	219,065	222,731

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
ANALYSIS OF LOAN PORTFOLIO	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Loan mix:
Commercial	$535,085	$520,894	$519,196	$526,336	$475,704
Real estate:
Construction, land and land development	351,461	336,739	363,015	341,549	390,137
1-4 family residential first mortgages	80,998	75,223	75,211	69,991	69,829
Home equity	12,625	9,726	10,322	10,271	8,564
Commercial	1,820,718	1,810,158	1,771,940	1,661,907	1,627,150
Consumer and other	10,289	7,381	7,291	7,884	5,912
	2,811,176	2,760,121	2,746,975	2,617,938	2,577,296
Net unamortized fees and costs	(4,101)	(3,936)	(4,139)	(3,793)	(4,167)
Total loans	$2,807,075	$2,756,185	$2,742,836	$2,614,145	$2,573,129
Less allowance for credit losses	(27,938)	(27,941)	(25,473)	(25,418)	(25,434)
Net loans	$2,779,137	$2,728,244	$2,717,363	$2,588,727	$2,547,695

CLASSIFIED LOANS
Watch	$187	$52,766	$54,231	$57,789	$46,114
Substandard	349	404	410	427	434
Doubtful	—	—	—	—	—
Total	$536	$53,170	$54,641	$58,216	$46,548

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand	$568,029	$605,666	$693,563	$712,722	$690,335
Interest-bearing demand	459,030	486,656	536,226	469,257	472,919
Savings and money market - non-brokered	1,302,468	1,202,756	1,125,202	1,170,214	1,253,366
Money market - brokered	114,142	92,524	112,752	82,480	106,654
Total nonmaturity deposits	2,443,669	2,387,602	2,467,743	2,434,673	2,523,274
Time - non-brokered	276,097	269,102	252,725	212,574	229,354
Time - brokered	116,559	141,689	159,940	175,600	89,823
Total time deposits	392,656	410,791	412,665	388,174	319,177
Total deposits	$2,836,325	$2,798,393	$2,880,408	$2,822,847	$2,842,451

ANALYSIS OF BORROWINGS
Borrowings mix:
Federal funds purchased and other short-term borrowings	$184,150	$229,290	$200,000	$204,500	$133,000
Subordinated notes, net	79,500	79,435	79,369	79,303	79,265
Federal Home Loan Bank advances	280,000	220,000	155,000	125,000	125,000
Long-term debt	50,236	51,486	51,486	51,486	51,486
Total borrowings	$593,886	$580,211	$485,855	$460,289	$388,751

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	32,642	31,797	32,021	31,152	30,283
Retained earnings	269,301	267,620	267,562	262,776	255,334
Accumulated other comprehensive loss	(87,817)	(85,425)	(91,471)	(98,164)	(72,428)
Total Stockholders’ Equity	$217,126	$216,992	$211,112	$198,764	$216,189

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Interest income:
Loans, including fees	$35,011	$32,948	$30,859	$28,102	$24,848
Securities:
Taxable	3,432	3,316	3,398	3,147	3,090
Tax-exempt	883	885	887	890	892
Interest-bearing deposits	25	30	24	30	67
Total interest income	39,351	37,179	35,168	32,169	28,897
Interest expense:
Deposits	16,277	13,339	11,043	6,289	3,146
Federal funds purchased and other short-term borrowings	2,264	2,079	952	655	157
Subordinated notes	1,109	1,106	1,119	1,106	394
Federal Home Loan Bank advances	1,621	1,262	755	649	635
Long-term debt	739	698	630	466	326
Total interest expense	22,010	18,484	14,499	9,165	4,658
Net interest income	17,341	18,695	20,669	23,004	24,239
Credit loss expense (benefit)	—	—	—	—	(1,750)
Net interest income after credit loss expense (benefit)	17,341	18,695	20,669	23,004	25,989
Noninterest income:
Service charges on deposit accounts	458	462	476	553	585
Debit card usage fees	511	486	492	498	507
Trust services	749	706	678	780	622
Increase in cash value of bank-owned life insurance	250	257	255	246	236
Gain from bank-owned life insurance	—	691	—	—	—
Loan swap fees	—	—	—	835	—
Other income	421	355	364	364	328
Total noninterest income	2,389	2,957	2,265	3,276	2,278
Noninterest expense:
Salaries and employee benefits	7,029	6,867	6,552	6,578	6,410
Occupancy and equipment	1,322	1,327	1,270	1,315	1,242
Data processing	729	635	673	644	656
Technology and software	579	513	518	651	492
FDIC insurance	420	416	243	127	289
Professional fees	287	250	205	250	202
Director fees	251	205	215	209	222
Other expenses	1,857	1,858	1,989	1,684	1,753
Total noninterest expense	12,474	12,071	11,665	11,458	11,266
Income before income taxes	7,256	9,581	11,269	14,822	17,001
Income taxes	1,394	1,737	2,323	3,220	4,334
Net income	$5,862	$7,844	$8,946	$11,602	$12,667

Basic earnings per common share	$0.35	$0.47	$0.54	$0.70	$0.76
Diluted earnings per common share	$0.35	$0.47	$0.53	$0.69	$0.75

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Six Months Ended
CONSOLIDATED STATEMENTS OF INCOME	June 30, 2023	June 30, 2022
Interest income:
Loans, including fees	$67,959	$48,134
Securities:
Taxable	6,748	5,979
Tax-exempt	1,768	1,750
Interest-bearing deposits	55	149
Total interest income	76,530	56,012
Interest expense:
Deposits	29,616	5,297
Federal funds purchased and other short-term borrowings	4,343	157
Subordinated notes	2,215	642
Federal Home Loan Bank advances	2,883	1,265
Long-term debt	1,437	584
Total interest expense	40,494	7,945
Net interest income	36,036	48,067
Credit loss expense (benefit)	—	(2,500)
Net interest income after credit loss expense (benefit)	36,036	50,567
Noninterest income:
Service charges on deposit accounts	920	1,165
Debit card usage fees	997	979
Trust services	1,455	1,251
Increase in cash value of bank-owned life insurance	507	463
Gain from bank-owned life insurance	691	—
Other income	776	809
Total noninterest income	5,346	4,667
Noninterest expense:
Salaries and employee benefits	13,896	12,708
Occupancy and equipment	2,649	2,328
Data processing	1,364	1,280
Technology and software	1,092	968
FDIC insurance	836	626
Professional fees	537	419
Director fees	456	390
Other expenses	3,715	3,209
Total noninterest expense	24,545	21,928
Income before income taxes	16,837	33,306
Income taxes	3,131	7,455
Net income	$13,706	$25,851

Basic earnings per common share	$0.82	$1.56
Diluted earnings per common share	$0.82	$1.54

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
COMMON SHARE DATA	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Earnings per common share (basic)	$0.35	$0.47	$0.54	$0.70	$0.76	$0.82	$1.56
Earnings per common share (diluted)	0.35	0.47	0.53	0.69	0.75	0.82	1.54
Dividends per common share	0.25	0.25	0.25	0.25	0.25	0.50	0.50
Book value per common share(1)	12.98	12.98	12.69	11.94	12.99
Closing stock price	18.41	18.27	25.55	20.81	24.34
Market price/book value(2)	141.83%	140.76%	201.34%	174.29%	187.37%
Price earnings ratio(3)	13.11	9.56	11.93	7.49	7.98
Annualized dividend yield(4)	5.43%	5.47%	3.91%	4.81%	4.11%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	12.15%	12.17%	12.08%	12.34%	12.53%
Tier 1 risk-based capital ratio	9.51	9.51	9.55	9.72	9.81
Tier 1 leverage capital ratio	8.60	8.60	8.81	8.85	8.59
Common equity tier 1 ratio	8.92	8.92	8.96	9.11	9.17
West Bank:
Total risk-based capital ratio	13.13%	13.16%	13.08%	13.38%	13.62%
Tier 1 risk-based capital ratio	12.24	12.26	12.33	12.60	12.81
Tier 1 leverage capital ratio	11.08	11.10	11.37	11.47	11.22
Common equity tier 1 ratio	12.24	12.26	12.33	12.60	12.81

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.64%	0.88%	1.01%	1.32%	1.45%	0.76%	1.48%
Return on average equity(6)	11.03	14.77	17.75	21.01	22.81	12.90	21.83
Net interest margin(7)(13)	2.02	2.23	2.49	2.78	2.93	2.12	2.89
Yield on interest-earning assets(8)(13)	4.57	4.41	4.21	3.87	3.49	4.49	3.36
Cost of interest-bearing liabilities	3.10	2.76	2.24	1.45	0.73	2.94	0.63
Efficiency ratio(9)(13)	62.83	55.34	50.42	43.16	41.96	58.91	41.05
Nonperforming assets to total assets(10)	0.01	0.01	0.01	0.01	0.01
ACL ratio(11)	1.00	1.01	0.93	0.97	0.99
Loans/total assets	76.31	76.03	75.91	74.32	74.05
Loans/total deposits	98.97	98.49	95.22	92.61	90.53
Tangible common equity ratio(12)	5.90	5.99	5.84	5.65	6.22

(1) Includes accumulated other comprehensive income (loss).
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	As of and for the Quarter Ended					For the Six Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$17,341	$18,695	$20,669	$23,004	$24,239	$36,036	$48,067
Tax-equivalent adjustment (1)	122	161	197	270	326	283	655
Net interest income on a FTE basis (non-GAAP)	17,463	18,856	20,866	23,274	24,565	36,319	48,722
Average interest-earning assets	3,461,313	3,435,988	3,328,941	3,322,522	3,362,313	3,448,722	3,397,021
Net interest margin on a FTE basis (non-GAAP)	2.02%	2.23%	2.49%	2.78%	2.93%	2.12%	2.89%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$17,463	$18,856	$20,866	$23,274	$24,565	$36,319	$48,722
Noninterest income	2,389	2,957	2,265	3,276	2,278	5,346	4,667
Adjustment for losses on disposal of premises and equipment, net	2	—	2	—	9	2	27
Adjusted income	19,854	21,813	23,133	26,550	26,852	41,667	53,416
Noninterest expense	12,474	12,071	11,665	11,458	11,266	24,545	21,928
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	62.83%	55.34%	50.42%	43.16%	41.96%	58.91%	41.05%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.